NEUBERGER BERMAN EQUITY FUNDS
                                 TRUST CLASS
                     DISTRIBUTION AND SERVICES AGREEMENT

                                  SCHEDULE A

        The Series currently subject to this Agreement are as follows:

Neuberger Berman All Cap Growth Fund
Neuberger Berman Focus Fund
Neuberger Berman Guardian Fund
Neuberger Berman International Large Cap Fund
Neuberger Berman Millennium Fund
Neuberger Berman Partners Fund
Neuberger Berman Real Estate Fund
Neuberger Berman Regency Fund
Neuberger Berman Socially Responsive Fund


Date: September 30, 2006